Q1 Fiscal 2022 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of potential longer term inflation and labor shortages, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q1 FY22 Execution

Consolidated Results

Revenue up 22.8% to a first quarter record of $47.8M

Gross margin expanded 410 basis points to 28.3%

Exceeded expectations: generated $6.1M of adjusted EBITDA, up 75% vs. PY

Achieved net income of $3.7M or $0.49 per diluted share

Service Segment

16.6% organic revenue growth; total revenue up 20.0%

Gross margin of 31.8%, up 540 basis points vs. PY

Adjusted EBITDA of $4.7M, or 17.1% of sales, up 65% from PY

Distribution Segment

Improving market environment and order trends

Revenue grew 27% on improved order trends and comparison to prior year quarter significantly impacted by COVID-19

Gross margin expanded 260 basis points to 23.6% on favorable mix

TRANSCAT Trust in every measure

Revenue

($ in millions)

Q1 Consolidated



$38.9
+23%
$47.8
Q1 2021
Q1 2022

Consolidated revenue up 23% with broad-based strength across both operating segments

Service organic growth accelerated to 16.6%

Distribution recovered on improving order trends and an easier comparison to COVID-impacted prior year

Q1 Service Segment



$23.0
+20%
$27.6
Q1 2021
Q1 2022

Q1 Distribution Segment



$15.9
27%
$20.2
Q1 2021
Q1 2022

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)

Q1 Consolidated


$9.4
+44%
$13.5
24.2%
28.3%
Q1 2021
Q1 2022

Q1 Service Segment


$6.1
$8.8
26.4%
31.8%
Q1 2021
Q1 2022

Consolidated gross margin expanded 410 basis points

Service gross margin of 31.8% expanded 540 basis points on operating leverage on fixed costs and continued strong technician productivity

Distribution gross margin expanded 260 basis points on favorable sales mix

Q1 Distribution Segment


$3.3
$4.8
21.0%
23.6%
Q1 2021
Q1 2022

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Operating Income

($ in millions)

Q1 Consolidated


$1.0
2.5%
+283%
$3.7
7.7%
Q1 2021
Q1 2022

Q1 Service Segment


$1.1
4.9%
$3.0
10.8%
Q1 2021
Q1 2022

Consolidated operating income up $2.7 million from PY

Service operating margin of 10.8% expanded 590 basis points and drove consolidated results

Distribution recovered from prior year quarter significantly impacted by the onset of the COVID-19 pandemic

Q1 Distribution Segment


$(0.2)
(1.0)%
Q1 2021
$0.7
3.5%
Q1 2022

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income & Diluted EPS

($ in millions, except EPS)

Q1 Net Income


$0.8
$3.7
Q1 2021
Q1 2022

Q1 Diluted EPS


$0.11
$0.49
Q1 2021
Q1 2022

Both Q1 FY22 and Q1 FY21 included discrete tax benefits due to tax accounting associated with share-based awards and stock option activity

Now expect full fiscal 2022 tax rate to range between 16% and 18%* from the previous estimated range of 20% to 22%

** FY 2022 tax rate expectations provided as of July 27, 2021*

Adjusted EBITDA* and Margin

($ in millions)

Q1 Consolidated



$3.5
9.0%
+75%
$6.1
12.8%
Q1 2021
Q1 2022

Q1 Service Segment



$2.9
12.5%
$4.7
17.1%
Q1 2021
Q1 2022

Consolidated adjusted EBITDA of $6.1M up 75%

Service segment adjusted EBITDA margin expanded 460 basis points to 17.1%

Distribution adjusted EBITDA margin expanded 300 basis points

Q1 Distribution Segment



$0.6
3.9%
$1.4
6.9%
Q1 2021
Q1 2022

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

TRANSCAT® Trust in every measure

Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Three Months Ended	
	June 26, 2021	June 27, 2020
Net cash provided by operations	$2.1	$4.0
Capital expenditures (CapEx)	(1.2)	(1.3)
Operating free cash flow (FCF)**	**$0.9**	**$ 2.7**

Q1 Cash flow in line with expectations on working capital increase to support growth

Capital expenditures primarily focused on technology, Service segment capabilities, including automation, and rental pool assets

Anticipated CapEx range for FY22 of $7.5 million to $8.5 million

** FY 2021 CapEx expectation provided on July 27, 2021*

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

CAPITALIZATION		
Note: Components may not add to totals due to rounding	June 26, 2021	March 27, 2021
Cash and cash equivalents	$ 0.3	$ 0.6
Total debt	22.2	19.6
Total net debt	**21.9**	**19.0**
Shareholders' equity	76.7	75.1
Total capitalization	**$ 98.6**	**$ 94.6**
Debt/total capitalization	22.5%	20.7%
Net debt/net total capitalization	22.2%	20.2%

0.96x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$27.9M available from credit facility at quarter-end

Amended credit facility on July 7, 2021 for certain terms and an increase of revolving line of credit from $40 million to $80 million

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

Q2 FY 2022

Service segment: expect organic revenue growth to be similar to what we achieved in the trailing first quarter fiscal 2022; more modest improvement in gross margin compared to the last several quarters due to a more difficult technician productivity comparison in second quarter

Distribution segment: expect to achieve high teens growth compared with prior year

Mid to Long Term Outlook

- Continued execution of our unique value proposition and our new customer pipeline positions us well for continued strong organic growth
- Expect to make technology investments in line with our strategic plan
- Acquisitions remain a key element of our strategic growth plan and we expect to see increased levels of opportunities

** Outlook provided as of July 27, 2021*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13721676***
  Telephone replay available through **Wednesday, August 4, 2021**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

- Transcript, when available, at www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

TRANSCAT® Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022 Q1
Net Income	$ 5,922	$ 7,145	$ 8,067	$ 7,791	$ 3,688
+Interest Expense	1,018	903	934	850	189
+Other (Expense) / Income	60	91	186	241	6
+Tax Provision	2,026	2,090	1,663	2,191	(194)
Operating Income	$ 9,026	$ 10,229	$ 10,850	$ 11,072	$ 3,689
+Depreciation & Amortization	5,991	6,361	6,658	7,581	1,990
+Restructuring Expense	-	-	-	650	-
+Other (Expense) / Income	(60)	(91)	15	(241)	(6)
+Noncash Stock Compensation	1,411	1,327	884	1,513	437
Adjusted EBITDA	$ 16,368	$ 17,826	$ 18,407	$ 20,575	$ 6,110

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022 Q1
Service Operating Income	$ 4,769	$ 5,158	$ 5,202	$ 5,672	$ 10,441	$ 2,974
+Depreciation & Amortization	4,660	4,397	4,754	4,929	5,597	1,488
+Restructuring Expense	-	-	-	-	349	-
+Other (Expense) / Income	(55)	(61)	(69)	(20)	(162)	(2)
+Noncash Stock Compensation	217	706	702	470	835	261
Service Adjusted EBITDA	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 17,060	$ 4,721
Distribution Operating Income	$ 3,165	$ 3,868	$ 5,027	$ 5,178	$ 632	$ 715
+Depreciation & Amortization	1,524	1,594	1,607	1,729	1,983	502
+Restructuring Expense	-	-	-	-	301	-
+Other (Expense) / Income	4	1	(22)	35	(79)	(4)
+Noncash Stock Compensation	236	705	625	414	678	176
Distribution Adjusted EBITDA	$ 4,929	$ 6,168	$ 7,237	$ 7,356	$ 3,515	$ 1,389
Service	$9,591	$10,200	$10,589	$11,051	$17,060	$4,721
Distribution	$4,929	$6,168	$7,237	$7,356	$3,515	$1,389
Total Adjusted EBITDA	$14,520	$16,368	$17,826	$18,407	$20,575	$6,110

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.